www.sprint.com

Contact:

Mark Bonavia, Sprint, (O) 913-624-3552
E-mail: mark.bonavia@mail.sprint.com
                                       For Immediate Release

Editor's note:   In the second quarter of 1999, Sprint
effected a two-for-one stock split of its FON common stock. Sprint FON Group earnings per share for prior periods have been restated. For comparative purposes, our discussion of local telephone results assumes the fourth quarter 1998 sale of local exchanges that occurred at the beginning of 1998.

     The Sprint FON Group (NYSE: FON) is comprised of
Sprint's core wireline telecommunications operations, which include long-distance, local telephone and product distribution and directory publishing businesses. It also includes activities related to the development of Sprint
ION, Integrated On-Demand Network; and other ventures, consisting mainly of Sprint's investment in Global One.

     The Sprint PCS Group (NYSE: PCS) consists of Sprint's wireless personal communication services operations.

        SPRINT ANNOUNCES RECORD THIRD QUARTER RESULTS

         Quarterly revenues surpass $5 billion mark

     KANSAS CITY, Mo., October 20, 1999 - Sprint today announced record third quarter results. Consolidated Sprint revenue for the quarter was $5.11 billion, the first $5 billion quarter in the corporation's history, and an 18 percent increase from $4.34 billion in the same period last year.

     Diluted earnings per share in the FON Group's core business grew 11 percent from the third quarter a year ago to 59 cents per share. The gain was driven by record revenue and a double-digit increase in operating income. Record-setting customer acquisition continued in the PCS Group during the quarter, while per customer acquisition costs and operating costs-per-customer decreased compared to a year ago.

     "Sprint's record $5 billion quarter demonstrates the power of a company with local, long-distance, Internet, data and wireless capabilities," said William T. Esrey, Sprint chairman and chief executive officer. "Those capabilities, supported by superior distribution channels, enable Sprint to bundle wireless, local and long-distance services; sell our portfolio of products in thousands of stores located only minutes from the majority of U.S. homes; pioneer the wireless web and advanced wireless data offerings; and pursue our nationwide, integrated 'any distance' communications strategy through Sprint ION, which will utilize DSL access and one of the broadest fixed wireless infrastructures in the U.S."

SPRINT FON GROUP HIGHLIGHTS:
- Revenues increased 7 percent in the third quarter of 1999 to $4.34 billion from $4.04 billion in the third quarter of 1998.
- Diluted earnings per share from recurring core operations increased 11 percent to 59 cents, compared to 53 cents per share a year ago.
- Operating income from core operations increased 12 percent to $843 million from $750 million last year.
- Operating cash flow from core operations was $1.37 billion, up 11 percent from $1.24 billion a year ago.
- Net income was $359 million, or 41 cents per share, down 13 percent from $415 million, or 47 cents per share, a year ago. The decrease was due largely to expected losses related to Sprint ION and increased losses from Global One.

     Long-distance
     - Revenues increased 8 percent to $2.71 billion from $2.50 billion in the third quarter of 1998.
     - Operating income was $415 million, up 21 percent from $344 million a year ago.
     - Calling volumes rose 23 percent from the third quarter of 1998.
     - Operating cash flow increased 14 percent to $655 million from $576 million a year ago.

     Local Telecommunications
     - Revenues increased 6 percent to $1.42 billion from $1.34 billion in the third quarter a year ago.
     - Operating income rose 8 percent to $378 million from $350 million during the same period last year.
     - Access lines increased 5 percent from the previous year, ending the quarter with a total of over 7.9 million access lines.
     - Operating cash flow increased 8 percent to $638 million from $589 million a year ago.

     Product Distribution and Directory Publishing
     - Revenues were flat in the third quarter at $437 million compared to $435 million a year ago. Non-affiliate sales increased 10 percent, but were largely offset by a decrease in product sales to affiliates.
     - Operating income increased 12 percent to $64 million from $57 million during last year's third quarter.

     Sprint ION and Other Ventures
     - Sprint ION's after-tax losses were 7 cents per share for the quarter, compared with 2 cents per share in the third quarter of 1998.
     - Third quarter losses for Global One and other ventures were 11 cents per share compared to 4 cents per share a year ago.

     "Sprint's FON Group performance was marked by excellent execution in our core businesses, effective leveraging of distribution channels to increase product sales and significant advances toward our nationwide roll-out of Sprint ION to businesses and consumers," Esrey said.

     In the long-distance business, operating income, calling volumes and operating cash flow experienced double-digit growth, despite increased pricing pressures in the long-distance market.

     In the long-distance residential market, products that cater to consumers' lifestyles - Sprint Nickel Nights, Sprint Sense Anytime and Sprint 1000 - continue to fuel volume and revenue growth. Sprint Nickel Nights, introduced in July, has achieved a record volume of sales calls and has succeeded in attracting callers who make 30 percent more calls than Sprint's average customer. Once again Sprint was recognized for its world-class customer service, winning for the fifth consecutive year J.D. Power and Associates' top ranking for overall customer satisfaction among high-volume residential long-distance users.

     In the long-distance business segment, revenues for data services, including ATM, Internet Protocol, and Frame
Relay, increased more than 45 percent compared to the third quarter of 1998.

     In the local telephone operation, access line growth in the quarter was driven by demand for additional lines to support Internet access. In the carrier market, Sprint secured a four-year contract worth an estimated $30 million to provide payphones and telecommunications devices for the deaf to a major transportation company.

     Global One's operating results continued to be impacted by regional economic conditions and competitive pricing pressures. During the quarter, Sprint underscored its plan to restructure Global One in conjunction with France Telecom and Deutsche Telekom.

     In other key strategic initiatives - service bundling, leveraging multiple distribution channels, building a fixed wireless path to homes and businesses and launching Sprint
ION - Sprint made significant progress, further differentiating itself and defining the future of the industry.

     Sprint Solutions, the bundle of local and long-distance services sold through Sprint's local telephone operations, has made a significant impact, attracting and retaining customers and increasing Sprint's long-distance market share in Sprint's local territory. In the quarter, more than 40 percent of all new Sprint local customers chose the bundled offering as their basic service package. Additionally, the Sprint Solutions bundle
- which also features local add-on services such as caller ID, call waiting and voicemail - has contributed to increased penetration of those services and enhanced local revenue.

     Sprint's distribution channel of over 5000 RadioShack and 780 Staples stores across the country has contributed to increased consumer sales of Sprint's wireline and wireless products in the quarter. Sales of Sprint products and services in RadioShack stores doubled this quarter compared to the same quarter last year.

     In the quarter, Sprint announced Sprint ION's nationwide availability to large businesses throughout the United States and began to build a fixed wireless infrastructure that will serve as a cost-effective "third path" - along with cable and local telephone lines - to bring Sprint ION's "any distance" communications capabilities to homes and businesses. To support the Sprint ION and fixed wireless initiatives, Sprint announced during the quarter the creation of a new organization to accelerate the development of nationwide wireless broadband services to deliver Sprint ION. Upon the expected close of recent acquisitions of broadband wireless companies, Sprint will have spectrum to reach over 30 million households in 80 markets. Initially, the fixed wireless network will provide businesses and consumers with high-speed Internet access, but it will quickly be provisioned to offer access to Sprint ION. Sprint ION will enable users to conduct multiple phone calls, high-speed Internet sessions, fax transmissions and videoconferences simultaneously over one connection.

SPRINT PCS GROUP HIGHLIGHTS:

     The Sprint PCS Group achieved record third quarter subscriber growth, adding 720,000 new customers - an 87 percent increase over the third quarter last year and the third highest quarterly figure ever reported in U.S. wireless industry history. Sprint PCS has added 2.1 million subscribers in the first three quarters of 1999.

- Sprint PCS ended the quarter with a total of nearly 4.7 million customers nationwide, more than two-and-one-half times the number a year ago.
- Average monthly revenue per user (ARPU) remained steady at $54.
- Total revenues were $844 million in the third quarter. Operating cash flow losses were $397 million.
-    Losses for the quarter were $1.31 per share.
- Capital expenditures were $608 million for the quarter, reflecting the continued expansion of the company's nationwide network. The Sprint PCS network, including affiliates, now covers more than 180 million people nationwide.

     "Sprint PCS continues to outperform the industry, adding customers at an industry-leading pace while maintaining healthy revenue per subscriber," Esrey said.

     In the quarter, Sprint PCS broke new ground in the wireless world with the nationwide launch of the Sprint PCS
Wireless Web, a breakthrough suite of simple, user-friendly wireless data products and services. The Sprint PCS
Wireless Web consists of three services:

- The Wireless Web Browser allows customers to connect to select Internet-based content "real time" whenever they want, using their Sprint PCS Phones to interactively browse special text-only versions of popular web sites;
- Wireless Web Updates from Yahoo! allows customers to receive automatic updates straight from Yahoo! directly on their Sprint PCS Phones;
- The Wireless Web Connection allows customers to do virtually anything they do today while tethered to a wireline modem - "on the go," and wirelessly.

     In addition to Yahoo!, Sprint PCS forged relationships with several key content providers for its Wireless Web service including Weather.com, CNN Interactive, Bloomberg.com,
MapQuest.com, InfoSpace.com and Ameritrade.

     Sprint PCS also unveiled a full lineup of new web-capable wireless phones from major manufacturers including
Samsung, Denso, Qualcomm, Motorola, Sanyo, and an exciting new Smart Phone from NeoPoint.

MERGER ANNOUNCEMENT

          On Oct. 5, MCI/WorldCom and Sprint announced a definitive merger agreement creating the pre-eminent global communications company for the 21st century. The combined company, to be called WorldCom, will provide a full range of services to residential and business customers on its owned, end-to-end, state-of-the-art network infrastructure. WorldCom will be a leader in the fastest growing areas of global communications services, offering innovative broadband, "all distance" services to businesses and homes, and nationwide digital wireless voice and data services.

     The merger is subject to the approvals of MCI/WorldCom and Sprint stockholders as well as approvals from the Federal Communications Commission, the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

Nine Months Results

     For the nine months ended September 30, 1999, Sprint
FON Group revenues increased 7 percent to $12.76 billion from $11.88 billion in the first nine months of 1998.
Operating income rose 5 percent to $2.20 billion from $2.09
billion, and operating cash flows grew 7 percent to $3.76 billion from $3.51 billion. Net income for the period was $1.15 billion, or $1.31 per share, compared to $1.13 billion, or $1.29 per share, for 1998.

     For the first nine months of 1999, Sprint PCS Group revenues increased to $2.18 billion from $788 million in
1998.   Operating loss for the first nine months of 1999 was
$2.33 billion compared to a loss of $1.77 billion for the same period in 1998. The 1999 net loss was $1.80 billion, or $3.97 per share, compared to a loss of $1.24 billion, or
$2.99 per share, last year.   The 1999 loss includes a 5-
cents per share charge related to the early extinguishment
of debt.   The nine-month comparisons reflect 1998 pro forma
operating results of the Sprint PCS Group, assuming the Sprint PCS restructuring occurred at the beginning of 1998.

     Sprint is a global communications company - at the forefront of integrating long-distance, local and wireless communications services, and one of the largest carriers of Internet traffic. Sprint built and operates the United
States' first nationwide all-digital, fiber-optic network and is a leader in advanced data communications services.
Sprint has $17 billion in annual revenues and serves more than 20 million business and residential customers.



                                                   Sprint Corporation
                                                       FON GROUP
                                       COMBINED STATEMENTS OF INCOME (unaudited)
                                           (millions, except per share data)


                                                               Quarters Ended                     Year-to-Date
                                                                September 30,                     September 30,
                                                       --------------------------------  --------------------------------
                                                           1999            1998(1)            1999           1998(1)
                                                       --------------------------------  --------------------------------

Net operating revenues                                 $       4,341    $        4,039   $       12,757    $      11,876
---------------------------------------------------------------------------------------  --------------------------------
Operating expenses
  Costs of services and products                               2,026             1,895            5,891            5,644
  Selling, general and administrative                          1,047               941            3,104            2,719
  Depreciation and amortization                                  542               490            1,563            1,425
---------------------------------------------------------------------------------------  --------------------------------
  Total operating expenses                                     3,615             3,326           10,558            9,788
---------------------------------------------------------------------------------------  --------------------------------
Operating income                                                 726               713            2,199            2,088
Interest expense                                                 (38)              (75)            (132)            (227)
Equity in loss of Global One                                     (71)              (33)            (195)            (120)
Other income (expense), net                                       (9)               27               49               89
---------------------------------------------------------------------------------------  --------------------------------
Income before income taxes                                       608               632            1,921            1,830
Income taxes                                                    (249)             (217)            (770)            (695)
---------------------------------------------------------------------------------------  --------------------------------
Income before extraordinary item                                 359               415            1,151            1,135
Extraordinary item, net                                            -                 -                -               (4)
---------------------------------------------------------------------------------------  --------------------------------
Net income                                                       359               415            1,151            1,131
Preferred stock dividends received (declared)                      2                 -                5               (1)
---------------------------------------------------------------------------------------  --------------------------------
Earnings applicable to common stock                    $         361    $          415   $        1,156    $       1,130
                                                       --------------------------------  --------------------------------

Diluted earnings per common share                         Actual        Pro Forma(1)(2)      Actual       Pro Forma(1)(2)
                                                       --------------   ---------------   -------------  ----------------
  Core businesses                                      $        0.59    $         0.53    $        1.70    $        1.51
  Sprint ION                                                   (0.07)            (0.02)           (0.16)           (0.06)
  Other ventures                                               (0.11)            (0.04)           (0.23)           (0.16)
---------------------------------------------------------------------------------------  --------------------------------
  Total                                                $        0.41    $         0.47    $        1.31    $        1.29
                                                       --------------   ---------------  ---------------  ---------------
Diluted weighted average common shares outstanding             886.7             879.0            884.3            877.5
                                                       --------------   ---------------  ---------------  ---------------
Basic earnings per common share                        $        0.42    $         0.48    $        1.33    $        1.31
                                                       --------------   ---------------  ---------------  ---------------

  (1) The pro forma information assumes the FON stock existed for all periods presented.  In November 1998, Sprint completed the restructuring of Sprint PCS and recapitalized Sprint common shares into two separate classes - FON stock and PCS stock.  FON stock is intended to reflect the performance of Sprint's long distance division, local division, and product distribution and directory publishing businesses.  It also reflects activities to develop and deploy Sprint ION(sm), Integrated On-Demand
      Network, and other strategic ventures (mainly Sprint's investment in Global One).


 (2)  In the 1999 second quarter, Sprint effected a two-for-one stock split of its FON stock.  FON Group earnings per sheare for prior periods have been restated to reflect this stock split.



                                               Sprint Corporation
                                                   FON GROUP
                                           SELECTED OPERATING RESULTS
                                                   (millions)


                                                                     Quarters Ended            Year-to-Date
                                                                      September 30,            September 30,
                                                                  ----------------------   ----------------------
                                                                    1999        1998         1999        1998
                                                                  ----------------------   ----------------------


Long Distance Division
  Net operating revenues                                          $    2,712  $   2,501      $ 8,010     $ 7,329
-----------------------------------------------------------------------------------------------------------------
  Operating expenses
    Interconnection                                                    1,021        958        3,066       2,889
    Operations                                                           389        372        1,066       1,072
    Selling, general and administrative                                  647        595        1,976       1,723
    Depreciation and amortization                                        240        232          699         660
-----------------------------------------------------------------------------------------------------------------
    Total operating expenses                                           2,297      2,157        6,807       6,344
-----------------------------------------------------------------------------------------------------------------
  Operating income                                                $      415  $     344      $ 1,203     $   985
                                                                  ----------------------   ----------------------

Local Division
  Net operating revenues
    Local service                                                 $      657  $     615      $ 1,942     $ 1,803
    Network access                                                       503        479        1,495       1,448
    Toll service                                                          54         62          163         192
    Other                                                                202        193          571         545
-----------------------------------------------------------------------------------------------------------------
    Net operating revenues                                             1,416      1,349        4,171       3,988
-----------------------------------------------------------------------------------------------------------------
  Operating expenses
    Costs of services and products                                       489         459       1,432       1,349
    Selling, general and administrative                                  289         291         858         851
    Depreciation and amortization                                        260         239         765         708
-----------------------------------------------------------------------------------------------------------------
    Total operating expenses                                           1,038         989       3,055       2,908
-----------------------------------------------------------------------------------------------------------------
  Operating income                                                $      378  $      360     $ 1,116     $ 1,080
                                                                  ----------------------   ----------------------

Product Distribution and Directory Publishing
  Net operating revenues                                          $      437  $      435     $ 1,309     $ 1,272
                                                                  ----------------------   ----------------------
  Operating income                                                $       64  $       57     $   179     $   177
                                                                  ----------------------   ----------------------

Sprint ION
  Operating expenses                                              $    (110)  $     (33)     $ (243)     $  (78)
                                                                  ----------------------   ----------------------

Other Ventures
  Net operating revenues                                          $       1   $      -       $    1      $    -
                                                                  ----------------------   ----------------------
  Operating loss                                                  $      (7)  $     (4)      $  (17)     $  (35)
                                                                  ----------------------   ----------------------

Unallocated Corporate Operations and
Intercompany Eliminations
  Net operating revenues                                          $    (225)  $   (246)      $ (734)     $ (713)
                                                                  ----------------------   ----------------------
  Operating income                                                $     (14)  $    (11)      $ (39)      $  (41)
                                                                  ----------------------   ----------------------

Sprint's FON Group reporting segments are intended to reflect the operating results of its long distance division, local division, and product distribution and directory publishing businesses.  They also include activities to develop and deploy Sprint ION(sm), Integrated On-Demand Network, and other strategic ventures.


                                                    FON GROUP
                                        CONDENSED COMBINED BALANCE SHEETS
                                                    (millions)



                                                                              September 30,         December 31,
                                                                                   1999                 1998
                                                                             --------------------------------------
                                                                               (unaudited)


Assets
    Current assets
        Cash and equivalents                                                 $        410           $        432
        Accounts receivable, net                                                    2,753                  2,384
        Other                                                                       1,533                    953
-------------------------------------------------------------------------------------------------------------------
        Total current assets                                                        4,696                  3,769
-------------------------------------------------------------------------------------------------------------------
    Property, plant and equipment
        Long distance division                                                      9,551                  9,241
        Local division                                                             15,697                 14,858
        Other                                                                       1,873                  1,057
-------------------------------------------------------------------------------------------------------------------
        Total property, plant and equipment                                        27,121                 25,156
        Accumulated depreciation                                                  (13,670)               (12,692)
-------------------------------------------------------------------------------------------------------------------
        Net property, plant and equipment                                          13,451                 12,464
-------------------------------------------------------------------------------------------------------------------
    Other                                                                           3,291                  2,768
-------------------------------------------------------------------------------------------------------------------

        Total                                                                $     21,438           $     19,001
                                                                             --------------------------------------

Liabilities and group equity
    Current liabilities
        Current maturities of long-term debt                                 $        827           $         33
        Accounts payable and accrued interconnection costs                          1,726                  1,876
        Other                                                                       1,429                  1,384
-------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                   3,982                  3,293

    Long-term debt                                                                  4,892                  4,409

    Deferred income taxes and investment tax credits                                  965                     828

    Other                                                                           1,504                   1,447

    Group equity                                                                   10,095                   9,024
-------------------------------------------------------------------------------------------------------------------

        Total                                                                $     21,438           $      19,001
                                                                             --------------------------------------




                                          Sprint Corporation
                                              FON GROUP
                         CONDENSED COMBINED CASH FLOW INFORMATION (unaudited)
                                              (millions)


                                                                                  Year-to-Date
                                                                                  September 30,
                                                                           ----------------------------
                                                                              1999            1998
                                                                           ----------------------------



Operating Activities
    Net income                                                             $     1,151      $    1,131
    Equity in net losses of affiliates                                             244             138
    Depreciation and amortization                                                1,563           1,425
    Other, net                                                                    (713)             97
-------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                        2,245           2,791
-------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures
        Long distance division                                                    (773)           (977)
        Local division                                                          (1,064)         (1,042)
        Sprint ION                                                                (358)            (89)
        Other                                                                     (260)           (212)
    Investments in and advances to affiliates, net                                 (82)           (794)
    Purchase of fixed wireless broadband companies                                (271)              -
    Other, net                                                                     (11)            (14)
-------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                           (2,819)         (3,128)
-------------------------------------------------------------------------------------------------------

Financing Activities
    Increase in debt, net                                                          717             706
    Dividends paid                                                                (317)           (292)
    Treasury stock purchases                                                       (48)           (235)
    Proceeds from FON common stock issued                                          111              49
    Other, net                                                                      89              55
-------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                          552             283
-------------------------------------------------------------------------------------------------------

Decrease in cash and equivalents                                                   (22)            (54)

Cash and equivalents at beginning of period                                        432             102
-------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                      $       410      $       48
                                                                           ----------------------------



                                               Sprint Corporation
                                                   PCS GROUP
                                 COMBINED STATEMENTS OF OPERATIONS (unaudited)
                                       (millions, except per share data)


                                                             Quarters Ended                  Year-to-Date
                                                              September 30,                  September 30,
                                                       ---------------------------    ---------------------------
                                                           1999         1998(1)          1999          1998(1)
                                                       ---------------------------    ---------------------------


Net operating revenues                                 $      844    $     320        $    2,184     $     788
-----------------------------------------------------------------------------------------------------------------

Operating expenses
  Costs of services and products                              579          295             1,620           783
  Selling, general and administrative                         662          377             1,777         1,010
  Depreciation and amortization                               393          213             1,112           536
----------------------------------------------------------------------------------    ---------------------------
  Total operating expenses                                  1,634          885             4,509         2,329
----------------------------------------------------------------------------------    ---------------------------

Operating loss                                               (790)        (565)           (2,325)       (1,541)

Interest expense                                             (176)        (135)             (497)         (358)
Other partners' loss in Sprint PCS                              -          368                -          1,008
Other income, net                                               9           41                39           122
----------------------------------------------------------------------------------    ---------------------------

Loss before income taxes                                     (957)         (291)         (2,783)          (769)

Income taxes                                                  342           115           1,008            295
----------------------------------------------------------------------------------    ---------------------------

Net loss before extraordinary item                           (615)         (176)         (1,775)          (474)

Extraordinary item, net                                         -             -             (21)             -
-----------------------------------------------------------------------------------------------------------------

Net loss                                                     (615)         (176)         (1,796)          (474)

Preferred stock dividends                                      (4)            -             (11)             -
-----------------------------------------------------------------------------------------------------------------

Loss applicable to common stock                        $     (619)   $     (176)      $  (1,807)     $    (474)
                                                       ---------------------------    ---------------------------

Diluted and basic loss per common share                   Actual        Pro Forma(2)     Actual       Pro Forma(2)
                                                       -------------   --------------  -----------   ------------

  Continuing operations                                $    (1.31)    $   (1.04)      $  (3.92)       $   (2.99)
  Extraordinary item                                           -             -           (0.05)             -
----------------------------------------------------------------------------------    ---------------------------
Total                                                  $    (1.31)    $   (1.04)      $  (3.97)       $   (2.99)
                                                       -------------   -----------    ------------   ------------
Diluted and basic weighted average common shares            473.3         415.8          455.1            415.8
                                                       -------------   -----------    ------------   ------------

 (1) In November 1998, Sprint completed the restructuring of Sprint PCS and purchased the remaining ownership interests in Sprint PCS from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc.
     (the Cable Partners).  The PCS Group includes the domestic wireless phone services of Sprint Spectrum Holding
     Company and PhillieCo (together, Sprint PCS) and SprintCom.  The results for Sprint PCS were consolidated in
     1998, with the Cable Partners' share of losses through the restrucuturing date relected as "Other partners'
     loss in Sprint PCS."


 (2) In November 1998, Sprint recapitalized Sprint common shares into two separate classes - FON stock and PCS stock.  The following third quarter and year-to-date 1998 pro forma information was used as the basis to compute diluted and basic loss per common share and assumes the restructuring and recapitalization occurred at the beginning of 1998.


                                                                             Quarter Ended              Year-to-Date
                                                                           September 30, 1998        September 30, 1998
                                                                       ------------------------      ------------------
Net operating revenues                                                 $      320                         $       788
                                                                       -----------                        ------------
Operating loss                                                         $     (603)                        $    (1,765)
                                                                       -----------                        ------------
Net loss                                                               $     (432)                        $    (1,244)
                                                                       -----------                        ------------



                                        Sprint Corporation
                                             PCS GROUP
                                 CONDENSED COMBINED BALANCE SHEETS
                                            (millions)


                                                                   September 30,     December 31,
                                                                      1999               1998
                                                                  ----------------------------------
                                                                  (unaudited)


Assets
  Current assets
    Cash and equivalents                                          $       16        $        173
    Accounts receivable, net                                             545                 306
    Current tax benefit receivable from the FON Group                    372                 170
    Other                                                                400                 206
----------------------------------------------------------------------------------------------------
      Total current assets                                             1,333                 855

  Property, plant and equipment, net                                   7,351               6,535

  Intangible assets, net                                               8,350               7,338

  Other                                                                  426                 410
----------------------------------------------------------------------------------------------------

    Total                                                         $   17,460        $     15,138
                                                                  ----------------------------------

Liabilities and group equity
  Current liabilities
    Current maturities of long-term debt                          $      178        $        348
    Accounts payable                                                     508                 371
    Construction obligations                                             936                 979
    Other                                                              1,180                 702
----------------------------------------------------------------------------------------------------
      Total current liabilities                                        2,802               2,400

  Long-term debt                                                       9,630               7,847

  Deferred income taxes                                                  948               1,013

  Other                                                                  114                 123

  Group equity                                                         3,966               3,755
----------------------------------------------------------------------------------------------------

    Total                                                         $   17,460        $     15,138
                                                                  ----------------------------------


                                           Sprint Corporation
                                                PCS GROUP
                          CONDENSED COMBINED CASH FLOW INFORMATION (unaudited)
                                               (millions)



                                                                                     Year-to-Date
                                                                                     September 30,
                                                                              ----------------------------
                                                                                  1999          1998(1)
                                                                              ----------------------------


Operating Activities
    Net loss                                                                   $   (1,796)    $    (474)
    Equity in net losses of affiliates                                                -             687
    Depreciation and amortization                                                   1,112             2
    Deferred income taxes                                                            (130)           57
    Increase in current tax receivable from FON Group                                (202)         (352)
    Other, net                                                                        187           316
----------------------------------------------------------------------------------------------------------
Net cash provided (used) by operating activities                                     (829)          236
----------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures                                                           (1,580)         (672)
    Other, net                                                                        (82)         (194)
----------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                              (1,662)         (866)
----------------------------------------------------------------------------------------------------------

Financing Activities
    Increase (decrease) in debt, net                                                1,495            (7)
    Advances from and equity transfers to FON Group,net                               -             637
    Proceeds from PCS common stock issued                                             856             -
    Dividends paid                                                                    (11)            -
    Other, net                                                                         (6)            -
----------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                           2,334           630
----------------------------------------------------------------------------------------------------------

Decrease in cash and equivalents                                                     (157)           -

Cash and equivalents at beginning of period                                           173            -
----------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                          $       16     $      -
                                                                              ----------------------------

 (1) The PCS restructuring occurred in November 1998.  Cash flows prior to that date relect the operations of SprintCom and Sprint's investment in Sprint PCS.



                                               Sprint Corporation
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   (millions)


                                                                                September 30,      December 31,
                                                                                   1999                1998
                                                                              ------------------------------------
                                                                               (unaudited)


Assets
  Current assets
    Cash and equivalents                                                      $       426          $       605
    Accounts receivable, net                                                        3,298                2,690
    Other                                                                           1,865                1,092
------------------------------------------------------------------------------------------------------------------
      Total current assets                                                          5,589                4,387

  Property, plant and equipment, net                                               20,776               18,983

  Intangible assets, net                                                            9,593                7,693

  Other                                                                             2,026                2,167
------------------------------------------------------------------------------------------------------------------

      Total                                                                   $    37,984           $   33,230
                                                                              ------------------------------------

Liabilities and shareholders' equity
  Current liabilities
    Current maturities of long-term debt                                      $     1,005           $      247
    Accounts payable and accrued interconnection costs                              2,234                2,247
    Construction obligations                                                          936                  979
    Other                                                                           2,143                1,967
------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                     6,318                5,440

Long-term debt                                                                     14,376               11,942

Deferred taxes and investment tax credits                                           1,905                1,830

Other                                                                               1,619                1,570

Common stock and other shareholders' equity
  Common stock
    Class A                                                                            216                  216
    FON                                                                              1,575                  701
    PCS                                                                                431                  375
  PCS preferred stock                                                                  247                  247
  Other shareholders' equity                                                        11,297               10,909
------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                      13,766               12,448
------------------------------------------------------------------------------------------------------------------

    Total                                                                     $     37,984          $    33,230
                                                                              ------------------------------------




                                         Sprint Corporation
                      CONDENSED CONSOLIDATED CASH FLOW INFORMATION (unaudited)
                                             (millions)



                                                                                 Year-to-Date
                                                                                 September 30,
                                                                          ----------------------------
                                                                              1999          1998(1)
                                                                          ----------------------------


Operating Activities
    Net income (loss)                                                     $     (645)     $     657
    Equity in net losses of affiliates                                           244            825
    Depreciation and amortization                                              2,675          1,427
    Other, net                                                                  (902)           471
------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                      1,372          3,380
------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures
        FON Group                                                             (2,455)        (2,320)
        PCS Group                                                             (1,580)          (672)
    Investments in and loans to affiliates, net                                 (397)          (703)
    Purchase of fixed wireless broadband companies                              (271)             -
    Other, net                                                                   (81)           (14)
------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                         (4,784)        (3,709)
------------------------------------------------------------------------------------------------------

Financing Activities
    Increase in debt, net                                                      2,527            699
    Proceeds from common stock issued                                            967             49
    Treasury stock purchases                                                     (48)          (235)
    Dividends paid                                                              (328)          (292)
    Other, net                                                                   115             54
------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                      3,233            275
------------------------------------------------------------------------------------------------------

Decrease in cash and equivalents                                                (179)           (54)

Cash and equivalents at beginning of period                                      605            102
------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                     $      426      $      48
                                                                          ----------------------------

 (1) The PCS restructuring occurred in November 1998.  Cash flows prior to that date relect the operations of SprintCom and Sprint's investment in Sprint PCS.
